UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PDS GAMING CORPORATION
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PDS GAMING CORPORATION SETS DATE
FOR SPECIAL MEETING OF SHAREHOLDERS REGARDING
"GOING PRIVATE" TRANSACTION AND FILES DEFINITIVE PROXY STATEMENT

Las Vegas, Nevada (August 26, 2004) — PDS Gaming Corporation (NasdaqSC: PDSG), a company that finances, leases and remarkets gaming equipment to the casino industry, today announced that it has filed a Definitive Proxy Statement with the Securities and Exchange Commission (the "SEC") in connection with the previously announced "going private" transaction.

A Special Meeting of Shareholders will be held at 3:00 p.m. on September 23, 2004 in Las Vegas, Nevada. At the Special Meeting, shareholders of record as of August 13, 2004 will be asked to vote on a proposal to approve a merger transaction that, if consummated, would result in PDS Gaming Corporation becoming a privately held company. Consummation of the merger requires the affirmative vote of (i) holders of a majority of the outstanding shares of common stock and (ii) holders of a majority of the outstanding shares of common stock not owned by Johan or Lona Finley (excluding as shares owned by the Finleys shares held by them in a custodial or fiduciary capacity for their minor children), or by their affiliated entities, as well as the satisfaction of certain other conditions which are set forth in the Definitive Proxy Statement. The Definitive Proxy Statement will be mailed to all shareholders of record as of August 13, 2004. Shareholders can cast their votes either by returning their proxy card by mail or voting by telephone or via the Internet.

SHAREHOLDERS OF PDS GAMING ARE ADVISED TO READ PDS GAMING'S DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING WITH RESPECT TO THE PARTICIPANTS IN THE SOLICITATION AND THE TERMS, CONDITIONS AND EFFECTS OF THE "GOING PRIVATE" TRANSACTION. SHAREHOLDERS OF PDS GAMING MAY OBTAIN, FREE OF CHARGE, COPIES OF PDS GAMING'S DEFINITIVE PROXY STATEMENT, THE AMENDED TRANSACTION STATEMENT ON SCHEDULE 13E-3 RELATING TO THE PROPOSED MERGER, AND OTHER DOCUMENTS FILED BY PDS GAMING WITH THE SEC AT THE INTERNET WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "anticipate" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the risks detailed in PDS Gaming's periodic report and other filings with the SEC. By making these forward-looking statements, PDS Gaming undertakes no obligation to update these statements for revisions or changes after the date of this release.

For additional information, please contact:

Peter D. Cleary, President, Treasurer and Chief Financial Officer of PDS Gaming Corporation, at (702) 736-0700